SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2006
CELANESE CORPORATION
(Exact Name of Registrant as specified in its charter)

DELAWARE	001-32410	98-0420726

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)
1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former name or former address, if changed since last report):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-99.1: PRESS RELEASE
EX-99.2: LETTER OF INTENT

Item. 8.01 Other Events
     On November 29, 2006, Celanese Corporation (the “Company”) issued a press release announcing that its subsidiaries, Celanese AG and Ticona GmbH, have entered into a Letter of Intent relating to a proposed settlement with Fraport AG, a German company that operates the airport in Frankfurt, Germany to relocate Ticona’s plant located in Kelsterbach, Germany. Over a five-year period, Fraport will pay Ticona a total of €650 million for the costs associated with the transition of the business from the current location and closure of the Kelsterbach plant. The Company expects that the terms of the settlement will allow Ticona adequate time and resources to select a site, build new production facilities and transition business activities to a new location in Germany by mid-2011. The settlement is subject to the conclusion of final agreements, the approval at Fraport’s annual shareholders meeting in May 2007 and certain other conditions. The actual Letter of Intent is in German. A convenience translation into English is filed as Exhibit 99.2 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit Number	Description

99.1	Press Release, dated November 29, 2006

99.2	Letter of Intent, dated November 29, 2006, among Celanese AG, Ticona GmbH and Fraport AG (convenience translation from German)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	Vice President and Corporate Controller

     Date: November 29, 2006

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated November 29, 2006

99.2	Letter of Intent, dated November 29, 2006, among Celanese AG, Ticona GmbH and Fraport AG (convenience translation from German)